EXHIBIT 99.1





Contacts:

Financial Community                                  Press
Frank Jepson                                         Beth-Ellen Keyes
SVP, Investor Relations                              (212)-584-4098
(212)-584-4021


             WINSTAR TO RAISE $500 MILLION IN INSTITUTIONAL PRIVATE
                                   PLACEMENTS


NEW YORK - MARCH 11, 1998, WINSTAR COMMUNICATIONS, INC. (NASDAQ-WCII) announced today that it intends to raise $500 million in Notes and Preferred Stock through Rule 144A institutional private placements. The offerings will be in the form of $200 million of Senior Subordinated Notes, $150 million of Senior Subordinated Deferred Interest Notes and $150 million of Senior Cumulative Convertible Preferred Stock. The Company intends to use the net proceeds of the offerings to expand its telecommunications operations and for general corporate purposes.

WinStar Communications, Inc. is a national local communications Company, serving business customers, long distance carriers, fiber-based competitive access providers, mobile communications companies, local telephone companies, and other customers with broadband local communications needs. The Company provides its Wireless Fiber(sm) services using its licenses in the 38 GHz spectrum. The Company also provides long distance, Internet and information services.

WinStar is a registered trademark, and Wireless Fiber is a service mark of WinStar Communications, Inc.


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